SEVENTH AMENDED EXECUTIVE EMPLOYMENT AGREEMENT
This SEVENTH AMENDED EXECUTIVE EMPLOYMENT AGREEMENT (the “Seventh Amendment”) dated the 18th day of December 2017 (the “Effective Date”) by and between Synergy Pharmaceuticals Inc., a company incorporated under the laws of Delaware (the “Company”), and Gary S. Jacob, Ph.D., an individual (the “Executive”) with reference to the following facts:
WHEREAS, Executive has previously entered into an employment agreement with the Company as of March 11, 2009, as amended by the Amended and Restated Employment Agreement with the Company as of February 10, 2010, the Second Amended and Restated Employment Agreement with the Company as of May 2, 2011, the Third Amended and Restated Employment Agreement with the Company as of December 28, 2012, the Fourth Amended and Restated Executive Employment Agreement with the Company as of January 7, 2015, the Fifth Amended and Restated Executive Employment Agreement with the Company as of December 29, 2016, and the Sixth Amended and Restated Executive Employment Agreement with the Company as of November 7, 2017 (collectively, the “Employment Agreement”);
WHEREAS, Executive and the Company desire to amend the Employment Agreement to allow Executive to resign as the Company’s Chief Executive Officer and be appointed as the Executive Chairman of the Company’s Board of Directors (the “Board”);
WHEREAS, Executive acknowledges and agrees that nothing provided for in this Seventh Amendment shall constitute or give rise to a Good Reason event under the Employment Agreement, and that upon Executive’s resignation as Chief Executive Officer and appointment as Executive Chairman of the Board pursuant to this Seventh Amendment, Executive shall not be entitled to any payments or benefits pursuant to Section 4.1 of the Employment Agreement. The Company acknowledges and agrees that Executive’s resignation as its Chief Executive Officer shall not constitute a resignation under the Employment Agreement. It is intended that Executive’s change in status from Chief Executive Officer to Executive Chairman of the Board shall not be a “separation from service” within the meaning of Section 409A of the Code (as defined in Section 8.10 of the Employment Agreement);
WHEREAS, in accordance with Section 8.1 of the Employment Agreement, the Company and Executive agree to amend the Employment Agreement, as set forth herein.
NOW THEREFORE, effective on the Effective Date, the Employment Agreement is hereby amended as follows:
1.    The term “Chief Executive Officer and President” shall be deleted from the first sentence of Paragraph 1.1 of the Employment Agreement and replaced with the term “Executive Chairman of the Company’s Board of Directors (“Board”)”. The term “Company’s Board of Directors (the “Board”)” shall be deleted from the second sentence of Paragraph 1.1 of the Employment Agreement and replaced with the term “Board”.
2.    The first sentence in Section 1.5(a) of the Employment Agreement shall be deleted and replaced with the following: “Beginning January 1, 2018, Executive shall be eligible to earn a cash bonus of up to 50% of his base salary for each calendar year during the Employment Term (such 50% amount, the “Target Bonus”) at the discretion of the Company’s Board of Directors, or if the Board organizes a compensation committee, such committee (the “Committee”).

4.    Effect of this Seventh Amendment. Except as expressly provided in this Seventh Amendment, the Employment Agreement shall not be amended or otherwise modified and shall continue in full force and effect. In the event there is a conflict between the terms of the Employment Agreement and the terms of this Seventh Amendment, the terms provided in this Seventh Amendment shall control. On and after the date hereof, each reference in the Employment Agreement to “this Agreement,” “hereunder,” “hereof,” “hereto,” “herein,” or words of like import referring to the Employment Agreement shall mean and be a reference to the Employment Agreement as amended by this Seventh Amendment. For the sake of clarity, the only terms addressed in this Seventh Amendment are: (a) Executive’s resignation as the Company’s Chief Executive Officer and appointment as the Executive Chairman of the Board (as addressed in Section 1 of this Seventh Amendment); and (b) the changes to Executive’s Incentive Compensation (as addressed in Section 2 of this Seventh Amendment).
4.    Governing Law. This Seventh Amendment shall be governed by and construed in accordance with the internal laws of the State of New York.
5.    Counterparts. This Seventh Amendment may be executed in one or more counterparts, each of which will be deemed to be an original copy of this Seventh Amendment and all of which, when taken together, will be deemed to constitute one and the same agreement. Any signature page delivered pursuant to this Seventh Amendment via facsimile or email shall be binding to the same extent as an original signature.
IN WITNESS WHEREOF, the Company has executed and delivered this Seventh Amendment as of the date first written above, and Executive agrees and accepts the terms herein and agrees to be bound thereby.
Synergy Pharmaceuticals Inc.

By: /s/ Gary G. Gemignani
Name: Gary G. Gemignani
Title: EVP, Chief Financial Officer

ACKNOWLEDGED AND AGREED:

EXECUTIVE:

/s/ Gary S. Jacob
Gary S. Jacob, Ph.D.